Theravance Announces Positive Results From Phase 2b Study 0091 With Its LAMA Candidate, TD-4208, for the Treatment of COPD

All Doses Met Primary and Secondary Efficacy Endpoints; TD-4208 Demonstrated a Bronchodilator Profile Consistent With Once-Daily Dosing

SOUTH SAN FRANCISCO, CA -- (Marketwired - September 04, 2013) - Theravance, Inc. (NASDAQ: THRX) today announced positive topline results from a dose-ranging 7-day cross-over design Phase 2b study of TD-4208, an investigational long-acting muscarinic antagonist (LAMA), administered once-a-day as a nebulized aqueous solution in patients with moderate to severe chronic obstructive pulmonary disease (COPD). The primary efficacy endpoint in this study was change from baseline in trough FEV1 (forced expiratory volume in one second) at the end of Day 7.

"We are very pleased with the positive results of the Phase 2b study of TD-4208 in patients with COPD," said Mathai Mammen, M.D., Ph.D., Senior Vice President of Research and Early Clinical Development. "We are encouraged that we have identified doses of TD-4208 that provide clinically meaningful levels of bronchodilation, as well as lower doses that do not. Additionally, TD-4208 demonstrated a 24 hour profile consistent with a once-a-day regimen."

TD-4208 met the primary efficacy endpoint for all six doses studied (ranging from 22 mcg to 700 mcg), and demonstrated a statistically significant change versus placebo from baseline in trough FEV1. The dose of 175 mcg was identified as the lowest that demonstrated a clinically meaningful change in FEV1 versus placebo at trough of 114 mL (95% CI: 76,153).

Serial FEV1 measurements over 24 hours on Day 7 demonstrated comparable bronchodilation over the first (0-12 hours) and second (12-24 hours) 12-hour periods. TD-4208 demonstrated a low peak to trough ratio for TD-4208 consistent with a once-a-day dosing regimen. TD-4208 pharmacokinetics demonstrated low (sub-pharmacologic) and predictable systemic exposure following dosing.

All doses of TD-4208 were generally well tolerated in the study with rates of adverse events comparable to placebo. The most common adverse events were headache, cough, and dyspnoea. Review of laboratory panels revealed no abnormal trends. There were no placebo-adjusted increases in heart rate or any ECG parameter at any of the doses at any time point. In addition, there were no discontinuations from the study attributed to adverse events related to study drug. Three patients experienced serious adverse events: one on placebo and two on TD-4208 22 mcg, none of which were considered to be treatment related.

About the Phase 2b Study

The objectives of this randomized, double-blind, multicenter, placebo-controlled Phase 2b study were to evaluate the bronchodilatory effect, pharmacokinetics, safety and tolerability of multiple doses of TD-4208 in patients with moderate to severe COPD. Sixty-two patients were randomized to receive four of six doses of TD-4208 (22, 44, 88, 175, 350 or 700 mcg) and placebo once daily via a nebulizer during five 7-day study periods in an incomplete crossover study design. The primary endpoint of the study was change from baseline in trough forced expiratory volume in one second (FEV1) after the seventh dose of each treatment period. Secondary endpoints included measurements of FEV1: Peak and area under the curve from 0 to 24 hours (AUC 0-24), AUC 0-12, and AUC 12-24 after the seventh dose of each treatment period.

About TD-4208 and the LAMA Program

TD-4208 is an investigational inhaled, long-acting muscarinic antagonist (LAMA) discovered by Theravance through the application of multivalent design to muscarinic receptors in a drug discovery program dedicated to finding new medicines for respiratory diseases such as COPD and asthma. In preclinical studies, TD-4208 has demonstrated high specificity for muscarinic receptors, a long receptor half-life, sustained activity in the lung after inhalation, and minimal effects outside of the lung. In a previously reported Phase 2a study, doses of 350 and 700 mcg of nebulized TD-4208 demonstrated sustained bronchodilation over 24 hours and an onset of action similar to that of ipratropium, which was included as an active comparator. The goal of Theravance's nebulized LAMA program for respiratory disease is to develop a once-a-day inhaled medicine for COPD.

Conference Call and Webcast Information

Theravance has scheduled an analyst conference call to discuss this announcement on September 5, 2013 at 8:30 a.m. Eastern Daylight Time. Analysts who wish to participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance's web site at www.theravance.com. To listen to the live call and to download the slide presentation, please go to Theravance's web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance's web site for 30 days through October 5, 2013. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on September 12, 2013 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 53230412.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance's key programs include: RELVAR™ ELLIPTA™ or BREO™ ELLIPTA™ (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™, BREO™, ANORO™ and ELLIPTA™ are trademarks of the GlaxoSmithKline group of companies. The use of the brand names ANORO™ and RELVAR™ has not yet been approved by any regulatory authority.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: plans for executing the separation of Theravance into two independent companies, the expected timing of the separation, expectations for the amount and estimated duration of the funding of Theravance Biopharma at the time of the separation, the strategies, plans and objectives of the two companies following the separation, expectations related to the staffing of the two companies, the timing, manner and amount of anticipated potential returns of capital to stockholders if the separation is consummated, the possible tax effects of the separation, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization, and the timing of seeking regulatory approval of product candidates. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: delays in preparing audited financial statements for Theravance Biopharma, difficulties in effecting the registration of Theravance Biopharma as a public company, failure to obtain necessary consents from third parties, changes in the development or operations of Theravance prior to the separation that could affect the plans for the separation or the cash available for the initial funding of the independent companies, delays encountered in obtaining, or the failure to obtain, the receipt of a private letter ruling from the Internal Revenue Service (should Theravance seek to effect the separation on a tax-free basis), the anticipated separation of Theravance into two independent companies or the intended return of capital to stockholders, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, Theravance's dependence on third parties to conduct Theravance's clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products and risks associated with establishing distribution capabilities for telavancin with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance are described under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 1, 2013 and the risks discussed in Theravance's other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

(THRX-G)

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com